UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 19, 2024
MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 Lakeside Parkway, Suite 200
Flower Mound,	Texas	75028
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:		(972)	471-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $0.0001 per share	MTEX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 19, 2024, Mannatech, Incorporated (the “Company”) received a written notification from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, based on the Company’s Quarterly Report on Form 10‑Q for the quarter ended June 30, 2024, the Company’s stockholders’ equity was $8,199,000, and therefore, the Company was not in compliance with Nasdaq Global Market’s Listing Rule 5450(b)(1)(A), which requires a $10,000,000 minimum stockholders’ equity standard. The Notice has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Global Market and the common stock will continue to trade under the symbol “MTEX”.
Pursuant to Nasdaq Marketplace Rule 5810(c)(2)(C), the Company has been provided 45 calendar days, or until October 3, 2024, to supply a specific plan to regain compliance with all Nasdaq Global Market listing requirements and the Company’s time frame to complete its plan. If the plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the Notice, or until February 15, 2025, to evidence compliance. If the plan is not accepted, the Company will have the right to appeal and the common stock would remain listed on The Nasdaq Global Market until the completion of the appeal process. To regain compliance, the Company must have stockholders’ equity of at least $10 million.
The Company is currently evaluating various alternative courses of action to regain compliance, and the Company intends to submit a plan with Nasdaq before October 3, 2024 to maintain its Nasdaq listing. There can be no assurance that the Company will be able to regain compliance with the minimum stockholders’ equity requirement or maintain compliance with the other listing requirements. Alternatively, the Company believes it is eligible to transfer the listing of its common stock to The Nasdaq Capital Market and could do so to maintain continued listing with Nasdaq, provided that it continues to satisfy the requirements for continued listing on The Nasdaq Capital Market.

Item 8.01 Other Events.
The following risk factor is provided to supplement the risk factors of the Company previously disclosed in periodic reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024:
As of June 30, 2024, the Company’s stockholders’ equity was less than the required $10 million required to be maintained for continued listing on The Nasdaq Global Market. The Company’s ability to publicly or privately sell equity securities and the liquidity of the Company’s common stock could be adversely affected if the Company is delisted from The Nasdaq Global Market or if the Company were unable to transfer its listing to another stock market.
As previously reported on our Current Report on Form 8-K filed on August 21, 2024, on August 19, 2024, the Company received a notice (the Notice) from The Nasdaq Stock Market LLC (Nasdaq) stating that, because the Company did not maintain minimum stockholders’ equity of $10 million (the List Rule), the Company was no longer in compliance with Nasdaq Listing Rule 5450(b)(1)(A). The Notice had no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Global Market and the common stock continues to trade under the symbol “MTEX”.
Pursuant to Nasdaq Marketplace Rule 5810(c)(2)(C), the Company was provided 45 calendar days, or until October 3, 2024, to submit a plan to Nasdaq to regain compliance. If the plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the Notice, or until February 15, 2025, to evidence compliance. If the plan is not accepted, the Company will have the right to appeal and its common stock would remain listed on The Nasdaq Global Market until the completion of the appeal process. To regain compliance, the Company must have stockholders’ equity of at least $10 million.
The Company is currently evaluating various alternative courses of action to regain compliance and intends to submit a plan with Nasdaq before October 3, 2024, to maintain its Nasdaq listing. There can be no assurance that the Company will be able to regain compliance with the minimum stockholders’ equity requirement or maintain compliance with the other listing requirements. Alternatively, the Company believes it is eligible to transfer the listing of its common stock to The Nasdaq Capital Market and could do so to maintain continued listing with Nasdaq, provided that it continues to satisfy the requirements for continued listing on The Nasdaq Capital Market.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 21, 2024	MANNATECH, INCORPORATED
		By:	/s/ James Clavijo
James Clavijo
Chief Financial Officer